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LETTER OF TRANSMITTAL
To Accompany Shares of Common Stock of First National of Nebraska
Tendered Pursuant to the Offer to Purchase Dated June 6, 2002

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., CENTRAL DAYLIGHT TIME, ON JULY 10, 2002.

DESCRIPTION OF SHARES TENDERED (Use Additional Sheet if Necessary)

Name* and Address** of Registered Owner	Common Stock

	Certificate Number	Number of Shares***

Total:

*
Name(s) should be exactly as name(s) appears on the stock certificate. Check will be payable to this name unless Special Payment Instructions are completed.
**
Address should be current address to which check is to be sent, unless Special Delivery Instructions are completed.
***
Since this Offer is open only to odd-lot shareholders tendering all shares beneficially owned by them, it will be assumed that all Shares evidenced by certificates accompanied by this Letter of Transmittal are being tendered.

To: FIRST NATIONAL BANK OF OMAHA TRUST DEPARTMENT, Depositary

        By First-Class Mail, By Express Mail, By Hand, By Overnight Delivery:

First National Bank of Omaha
Trust Department
1620 Dodge Street
Omaha, Nebraska 68197
Attn: Jon Doyle

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED.

        This Letter of Transmittal is to be used only if certificates are to be forwarded herewith. For assistance, please contact Keefe, Bruyette & Woods, Inc. ("KBW"), our dealer manager, at (877) 298-6520 (toll free).

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to First National of Nebraska, Inc., a Nebraska corporation ("First National"), the enclosed and/or below-described shares of its common stock (the "Shares") pursuant to First National's offer to purchase Shares at $3,500 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer to Purchase dated June 6, 2002 (the "Offer to Purchase"), of which the undersigned acknowledges receipt, and this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer").

        Subject to, and effective upon, acceptance for payment of any or all of the Shares tendered with this Letter, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, First National all right, title and interest in and to all the Shares that are being tendered hereby that are accepted for payment and all distributions and rights in respect to such shares after the date hereof. The undersigned has read and agrees to all terms and conditions of the Offer. First National's acceptance of any Shares from the undersigned will constitute a binding agreement between the undersigned and First National upon the terms and subject to the conditions of the Offer. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned hereby irrevocably constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to (a) deliver certificates for the Shares, together, in any case, with all accompanying evidences of transfer and authenticity, to or upon the order of First National upon receipt by the depositary, as the undersigned's agent of the purchase price with respect to the Shares, (b) present certificates for the Shares for cancellation and transfer on the books of First National, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned was the beneficial owner as of the close of business on June 4, 2002, and will continue to be the beneficial owner as of the expiration date, of an aggregate of 99 or fewer Shares, all of which are being tendered. The undersigned further represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, that when any of such Shares are accepted for payment by First National, First National will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of the Shares will be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or First National to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

        The undersigned hereby represents that the undersigned holds a net-long position in our common stock equal to the number of tendered Shares and that the undersigned owns the tendered Shares free and clear of any liens or other encumbrances. The undersigned recognizes that it is a violation of federal securities laws for anyone to tender Shares unless, at the time of tender and at the expiration date (including any extensions), the tendering person (1) has a net-long position equal to or greater than the number of Shares tendered and (2) will deliver, or cause to be delivered, the Shares in accordance with the terms of the tender offer.

        The undersigned recognizes that First National may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Shares tendered or may not be required to purchase any of the Shares tendered hereby. The undersigned also recognizes that First National reserves the right to reject any and all tenders of any Shares that First National determines are not in proper form or are made by persons not eligible to participate in the Offer.

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any Shares purchased, or return any Shares not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any Shares purchased or any certificates for Shares not purchased, and accompanying documents, as appropriate, to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Shares or return of any Shares not purchased in the name(s) of, and mail said check or any certificates to, the person(s) so indicated. The undersigned recognizes that First National has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder(s) thereof if First National does not accept for payment the Shares so tendered.

  SPECIAL PAYMENT INSTRUCTIONS

          To be completed ONLY if the check for the purchase price of Shares purchased or certificates for Shares not purchased are to be issued in the name of someone other than the registered owner appearing on the label.

  Issue check ☐ or certificate(s) ☐ to:

Name:	(Please Print)
Address:

(Include Zip Code)
(Soc. Sec. Or Tax I.D. No.)

    If this section applies, you must have your signature guaranteed. See "Guarantee of Signature(s)" on the following page.

  SPECIAL DELIVERY INSTRUCTIONS

              To be completed ONLY if the check for the purchase price of Shares purchased or certificates for Shares not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

  Mail check ☐ or certificate(s) ☐ to:

Name:	(Please Print)
Address:

(Include Zip Code)

    If this section applies, you must have your signature guaranteed. See "Guarantee of Signature(s)" on the following page.

    IMPORTANT -- SIGN HERE

    (Please Complete Substitute Form W-9 Included in this Letter of Transmittal)

(SIGNATURE(S) OF OWNER(S))
(PLEASE PRINT NAME(S))
Dated	, 2002
Name(s)
Capacity (full title)
Address	(INCLUDE ZIP CODE)
Area Code and Telephone Number

  (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction (4).)

  GUARANTEE OF SIGNATURE(S)
  (See Instructions 1 and 4)

Authorized Signature(s)
Name and Title	(PLEASE PRINT)
Name of Firm	(INCLUDE ZIP CODE)
Area Code and Telephone Number
Dated	, 2002

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is an eligible institution because it is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank, a trust company, a savings bank, a savings and loan association or a credit union which has membership in an approved signature guarantee medallion program. Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered herewith and such holder(s) have not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) if the Shares are tendered for the account of an eligible institution.

        2.    Delivery of Letter of Transmittal and Shares.    This Letter of Transmittal is to be used if certificates are to be forwarded herewith. Certificates evidencing all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the depositary prior to the expiration date (as defined in the Offer to Purchase). If certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        The method of delivery of this Letter of Transmittal, certificate(s) and all other required documents is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the depositary.

        If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted. By execution of this Letter of Transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

        3.    Inadequate Space.    If the space provided in any part of this Letter of Transmittal is inadequate, any further information may be listed on a separate schedule and attached hereto.

        4.    Signatures on Letter of Transmittal, Stock Power and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

        If any Shares tendered hereby is owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

        If any of the Shares tendered hereby are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

        If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, the certificate(s) evidencing the Shares tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an eligible institution.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to First National of such persons authority so to act must be submitted.

        5.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 5, First National will pay all stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to a person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased, unless evidence satisfactory to First National of the payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the Shares tendered hereby.

        6.    Special Payment and Delivery Instructions.    If a check for the purchase price of any Shares tendered herewith is to be issued, or certificate(s) evidencing Shares not purchased are to be issued, in the name of a person other than the person(s) signing this Letter of Transmittal or if such check or any such certificate is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than the address of the registered holder, the appropriate sections of this Letter of Transmittal entitled "Special Payment Instructions" and/or "Special Delivery Instructions" must be completed.

        7.    Questions and Requests for Assistance or Additional Copies.    Questions or requests for assistance may be directed to KBW at (877) 298-6520 (toll free). Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials should be directed to KBW and copies will be furnished promptly at First National's expense. Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning this Offer.

        8.    Lost, Destroyed or Stolen Certificates.    If you have lost, misplaced or destroyed your certificates for all or part of your Shares, please call the depositary toll free at (800) 228-4411, (ext. 3465) or (402) 341-0500, (ext. 3465) for instructions on submitting a lost share affidavit and a fee for a surety bond in lieu of submitting the lost, misplaced or destroyed certificates.

        9.    Substitute Form W-9 and Form W-8.    Each tendering shareholder is required to provide the depositary with a correct Taxpayer Identification Number (TIN) on the Substitute Form W-9, which is provided under "Important Tax Information" below, or a properly completed Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject the tendering shareholder to 30% federal income tax withholding on the payment of the purchase price. If you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future, you may sign the appropriate certificate below the Substitute W-9. If the depositary is not provided with a TIN by the time of payment, the depositary will withhold 30% on all payments of the purchase price thereafter until a TIN is provided to the depositary.

        10.    Irregularities.    All questions as to the purchase price, the form of the documents, and the validity, eligibility, including time of receipt, and acceptance of any tender of Shares will be determined by First National, in its sole discretion, and its determination shall be final and binding. First National reserves the absolute right to reject any or all tenders of Shares that it determines are not in proper form or the acceptance for payment of or payment for Shares that may, in the opinion of First National's counsel, be unlawful. Except as otherwise provided in the Offer to Purchase, First National also reserves the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of Shares and First National's interpretation of the terms and conditions of the Offer, including these instructions, shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as First National shall determine. None of First National, KBW, the depositary, or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

        IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

        Under federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the depositary, as payer, with the shareholder's correct TIN on Substitute Form W-9 below. If the shareholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the depositary is not provided with the correct taxpayer identification number or properly completed Form W-8, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding.

        Certain shareholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding and reporting requirements. In order for a noncorporate foreign shareholder to qualify as an exempt recipient, that shareholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that shareholder's exempt status. The Form W-8 can be obtained from the depositary. Exempt shareholders, other than noncorporate foreign shareholders, should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If federal income tax backup withholding applies, the depositary is required to withhold 30% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

        To avoid backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the depositary of his or her correct TIN by completing the Substitute Form W-9 included in this Letter of Transmittal certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the shareholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to federal income tax backup withholding. Foreign shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign shareholders subject to 30%, or lower treaty rate, withholding on gross payments received pursuant to the Offer.

COMPLETE SUBSTITUTE FORM W-9

Substitute Form W-9	Part I - PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
Department of the Treasury Internal Revenue Service	Social Security Number or Employer Identification Number

Payer's Request for Taxpayer Identification Number (TIN)	Part II - For Payees exempt from backup withholding, complete the following certification as instructed below.
Certification. UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
SIGN HERE
(Signature(s))	Date:	, 2002

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate transmitted herewith. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information.)

(Please Print)
Name(s)

Capacity (full title)
Address	(Print Address, including Zip Code)
Area Code and Telephone Number

        NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR ADDITIONAL DETAILS.

          PLEASE COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE APPLIED FOR IN THE BOX FOR THE TIN ON OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me will be withheld until I provide a number.

Signature:
Date:

The dealer manager is:
 KEEFE, BRUYETTE & WOODS, INC.
(877) 298-6520 (toll free)

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To: FIRST NATIONAL BANK OF OMAHA TRUST DEPARTMENT, Depositary
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER